Item 77H - 	Deutsche Bond VIP, Deutsche
Capital Growth VIP, and Deutsche
CROCI(r) International VIP (each
a series of Deutsche Variable
Series I (the "Registrant"))
Change in Control of Registrant

Below are the persons presumed to control one of
Registrant's series because such person had owned
more than 25% of the series based on the records of
the series as of April 2, 2015 or April 6, 2016.
As of April 2, 2015:
Series
Name of Person
Ownershi
p as % of
Series
Deutsche
Bond VIP
ZALICO
DESTINATIONS/FARM
ERS FUND
ATTN INVESTMENT
ACCOUNTING LL-2W
GREENVILLE SC 29602-
9097
34.87%
Deutsche
Capital
Growth
VIP
MUTUAL OF AMERICA
SEP ACCT 2
NEW YORK NY 10022-
6815
31.53%
Deutsche
Capital
Growth
VIP
ZALICO
DESTINATIONS/FARM
ERS FUND
ATTN INVESTMENT
ACCOUNTING LL-2w
GREENVILLE SC 29602-
9097
25.10%
Deutsche
CROCI(r)
Internation
al VIP
ZALICO
DESTINATIONS/FARM
ERS FUND
ATTN INVESTMENT
ACCOUNTING LL-2w
GREENVILLE SC 29602-
9097
26.34%

As of April 6, 2016:

Series
Name of Person
Ownership
as % of
Series
Deutsche
Bond VIP
ALLMERICA LIFE
SVSII
ATTN PRODUCT
VALUATION
TOPEKA KS 66636-
1000
26.84%
Deutsche
Capital
Growth VIP
MUTUAL OF
AMERICA SEP
ACCT X
NEW YORK NY
10022-6815
31.02%

No investor beneficially owned 25% or more of Deutsche CROCI(r) International VIP shares as of
April 6, 2016.